For Ministry Use Only
A l'usage exclusif du ministère

Ministry of Government Services
Ontario

Ministère des Services gouvernementaux

Ontario Corporation Number
Numéro de la société en Ontario

2304101

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

NOVEMBER 3 0 NOVEMBRE, 2011

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société: (Écrire en LETTRES MAJUSCULES SEULEMENT)

2304101 ONTARIO INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu): (Écrire en LETTRES MAJUSCULES SEULEMENT)

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

2011/10/31
(Year/Month/Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: or minimum and maximum number of directors is/are:
Nombre d'administrateurs : ou *nombres minimal et maximum d'administrateurs :*

Number / *Nombre* or / ou minimum and maximum / *minimal et maximum*

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante:

(A) By inserting the following rights, privileges, restrictions and conditions for the existing Common Shares:

www.UpperCanadaDocuments.com (Apr 2009)

Common Shares

The rights, privileges, restrictions and conditions attaching to the Common Shares of the Corporation are as follows:

(1) Voting Rights: Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and at all such meetings shall be entitled to ONE (1) vote in respect of each Common Share held by such holder.

(2) Dividends: The holders of Common Shares shall be entitled to receive and the Corporation shall pay to them, as and when declared by the board of directors of the Corporation, such dividends as the board of directors of the Corporation may, in their complete and unfettered discretion, from time to time declare on the Common Shares and, for greater certainty, the board of directors of the Corporation may from time to time declare dividends to be payable on the Common Shares to the exclusion of any other class of shares in the Corporation.

(3) Dissolution: In the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of Common Shares shall be entitled, subject to the rights of holders of shares of any class ranking prior to the Common Shares (if any), to receive the remaining property or assets of the Corporation, *pari passu* with the holders of other "Common Shares".

(4) Purchase for Cancellation:

(a) Subject to applicable law, the Corporation may at any time or times purchase (if obtainable by contractual right or otherwise) for cancellation all or any part of the Common Shares outstanding from time to time at the lowest price or prices at which in the opinion of the directors such shares are obtainable; and, for greater certainty, the Corporation may from time to time purchase for cancellation all or any part of the Common Shares outstanding to the exclusion of any other class of shares in the Corporation.

(b) If upon any invitation for tenders the Corporation shall receive tenders of Common Shares at the same lowest price which the Corporation may be willing to pay in an aggregate number greater than the number for which the Corporation is prepared to accept, the Common Shares so tendered shall be purchased as nearly as may be pro rata (disregarding fractions) according to the number of Common Shares so tendered by each of the holders of Common Shares who submitted tenders at the said same lowest price.

(B) By creating an unlimited number of Non-Voting Common Shares with the rights, privileges, restrictions and conditions as hereinafter described:

Non-Voting Common Shares

The rights, privileges, restrictions and conditions attaching to the Non-Voting Common Shares of the Corporation are as follows:

(1) Voting Rights: Except as provided by law, and as hereinafter specifically provided, the holders of the Non-Voting Common Shares shall not be entitled to receive notice of or to vote at any meetings of shareholders but shall be entitled to receive notice of any meeting of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation.

(2) Dividends: The holders of Non-Voting Common Shares shall be entitled to receive and the Corporation shall pay to them, as and when declared by the board of directors of the Corporation, such dividends as the board of directors of the Corporation may, in their complete and unfettered discretion, from time to time declare on the Non-Voting Common Shares and, for greater certainty, the board of directors of the Corporation may from time to time declare dividends to be payable on the Non-Voting Common Shares to the exclusion of any other class of shares in the Corporation.

(3) Dissolution: In the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of Non-Voting Common Shares shall be entitled, subject to the rights of holders of shares of any class ranking prior to the Non-Voting Common Shares (if any), to receive the remaining property or assets of the Corporation, *pari passu* with the holders of other "Common Shares".

(4) Purchase for Cancellation:

(a) Subject to applicable law, the Corporation may at any time or times purchase (if obtainable by contractual right or otherwise) for cancellation all or any part of the Non-Voting Common Shares outstanding from time to time at the lowest price or prices at which in the opinion of the directors such shares are obtainable; and, for greater certainty, the Corporation may from time to time purchase for cancellation all or any part of the Non-Voting Common Shares outstanding to the exclusion of any other class of shares in the Corporation.

(b) If upon any invitation for tenders the Corporation shall receive tenders of Non-Voting Common Shares at the same lowest price which the Corporation may be willing to pay in an aggregate number greater than the number for which the Corporation is prepared to accept, the Non-Voting Common Shares so tendered shall be purchased as nearly as may be pro rata (disregarding fractions) according to the number of Non-Voting Common Shares so tendered by each of the holders of Non-Voting Common Shares who submitted tenders at the said same lowest price.

For greater certainty, reference herein to "Common Shares", without anything further, shall mean (i) the Common Shares, and (ii) the Non-Voting Common Shares.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act.*

La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la loi sur les sociétés par actions.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

Les actionnaries ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2011/11/21
(Year, Month, day)
(année, *mois, jour*)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

2304101 ONTARIO INC.
(Print name of corporation from Article 1 on page 1)
(Veuillez écrir le nom de la société de l'article un à la page une).

By/
Par :

(Signature)
(Signature)

SCOTT L. WOODROW, DIRECTOR
(Description of Office)
(Fonction)